UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 3, 2019 (January 3, 2019)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed, the Board of Directors of Och-Ziff Capital Management Group LLC (the “Company”) approved a 1-for-10 reverse share split (the “Reverse Share Split”) of the Class A Shares of the Company (the "Class A Shares"). The Reverse Share Split became effective at the close of trading on January 3, 2019.
In connection with the Reverse Share Split, the Company amended the Second Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”) to make corresponding reductions in the number of Class A Shares and Class B Shares of the Company (the "Class B Shares") that the Company is authorized to issue. Under the amended LLC Agreement, the Company is authorized to issue up to 100 million Class A Shares, 75 million Class B Shares, and 250 million Preferred Shares of the Company.
As a result of the Reverse Share Split, every ten issued and outstanding Class A Shares have been combined into one Class A Share. Based on the number of Class A Shares outstanding on January 2, 2019, the Reverse Share Split reduced the number of Class A Shares from approximately 199,051,263 pre-reverse split Class A Shares to approximately 19,905,126 post-reverse split Class A Shares. Corresponding adjustments were also made to the Class B Shares.
No fractional shares were issued in connection with the Reverse Share Split. If a shareholder of the Company would otherwise have received fractional shares as a result of the Reverse Share Split, each fractional share was rounded to the nearest whole share (and a 0.5 share was rounded to the next higher share) in accordance with the LLC Agreement.
As a result of the Reverse Share Split, the Company made proportionate adjustments to the outstanding awards and to the number of shares issued and issuable under the Company's 2007 Equity Incentive Plan and 2013 Incentive Plan. In addition, pursuant to certain amendments to the limited partnership agreements of OZ Management LP, OZ Advisors LP and OZ Advisors II LP (each, an “Operating Partnership” and, collectively, the “Operating Partnerships”), corresponding adjustments were made to the Class A common units, Class B common units, Class D common units and Class P common units and a class of units designated as “Profit Sharing Interests” in the Operating Partnerships.
The Reverse Share Split and the related adjustments described above did not affect any shareholder’s ownership percentage of the Company’s shares or the relative interests in the Operating Partnerships of the Company’s executive managing directors and Och-Ziff Holding Corporation and Och-Ziff Holding LLC, the general partners of the Operating Partnerships, except to the extent of the rounding of fractional interests described above.
The Company’s Class A Shares will continue to trade on the New York Stock Exchange under the symbol “OZM” but, at the market open on January 4, 2019, the Class A Shares will trade on a split-adjusted basis under the following new CUSIP number: 67551U 204.
The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment to the LLC Agreement, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Och-Ziff Capital Management Group LLC, dated January 3, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Thomas M. Sipp
Thomas M. Sipp
Chief Financial Officer and Executive Managing Director
January 3, 2019